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Exhibit 21.1: List of Subsidiaries

SUBSIDIARIES OF GREENFIELD ONLINE, INC.

Name                                                       Jurisdiction
------------------------------                             -------------------
Greenfield Online Canada Ltd.                              Canada
Greenfield Online Europe Ltd.                              United Kingdom
Rapidata.net, Inc.                                         North Carolina, USA
Zing Wireless, Inc.                                        California, USA
SRVY Acquisition GmbH                                      Germany
Greenfield Online Private Ltd.                             India
Ciao Australia Ltd.                                        Australia

SUBSIDIARIES OF SRVY ACQUISITION GMBH

Name                                                       Jurisdiction
-------------------                                        ------------
Ciao GmbH                                                  Germany
Ciao Romania S.R.L.                                        Romania
CIAO SERVICES GMBH                                         GERMANY

SUBSIDIARIES OF CIAO GMBH

Name                                                       Jurisdiction
-----------------                                          ------------
CIAO FRANCE SAS                                            France
Ciao Surveys GmbH                                          Germany